Exhibit 99.1

For Release: Wednesday, April 12, 2017 at 4:30 pm (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA ANNOUNCES
DECLARATION OF QUARTERLY CASH DIVIDEND

SHREVEPORT, La — April 12, 2017 — Home Federal Bancorp, Inc. of Louisiana (NASDAQ: HFBL) announced today that its Board of Directors at their meeting on April 12, 2017, declared a quarterly cash dividend of $.09 per share on the common stock of Home Federal Bancorp, Inc. of Louisiana.  The dividend is payable on May 8, 2017, to the shareholders of record at the close of business on April 24, 2017.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its six full-service banking offices and home office in northwest Louisiana.  Additional information is available at www.hfbla.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Contact:
Home Federal Bancorp, Inc. of Louisiana James R. Barlow, President and Chief Executive Officer (318) 841-1170